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                                                                   Exhibit 10.5

                               INDEMNITY AGREEMENT


                  This INDEMNITY AGREEMENT, dated as of August 20, 1998 (this "Agreement") by and among EVENFLO AND SPALDING HOLDINGS CORPORATION, a Delaware corporation ("Holdings") and EVENFLO COMPANY, INC., a Delaware corporation ("Evenflo").

                  W I T N E S S E T H

                  WHEREAS, pursuant to the corporate restructuring of Holdings (the "Restructuring") and a realignment of the ownership interests of Evenflo Company, Inc., Holdings has agreed to indemnity Evenflo against damages relating to certain non-Evenflo matters and Evenflo has agreed to indemnify Holdings against certain damages relating to Evenflo matters.

                  NOW THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:


                  1. Indemnification. (a) Holdings shall indemnify and hold Evenflo, its directors, officers, employees and affiliates, including successors, assigns, contractors and lenders (the "Evenflo Indemnified Parties") harmless against and in respect of (i) any Damages (as defined below) incurred or sustained by the Evenflo Indemnified Parties as a result of any liability or obligation that is not related to the operations or business of Evenflo, whether arising prior to or after the closing of the Restructuring and (ii) any Damages incurred or sustained by Evenflo Indemnified Parties as a result of any recall (voluntary or involuntary), safety advisory or other corrective action taken with respect to any Evenflo products ("Recall Liabilities") manufactured prior to the close of business on the day of the closing of the Restructuring.

                  (b) For purposes of this Agreement, "Damages" shall mean any and all claims, losses, liabilities, damages, deficiencies, costs and expenses (including without limitation as a result of the defense, settlement or compromise of any claim), including, without limitation, reasonable attorneys', accountants' and expert witness fees, costs and expenses of investigation, and costs and expenses incurred by an indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Agreement or to enforce an indemnified party's rights under this Agreement.

                  (c) Evenflo shall indemnify and hold Holdings and its directors, officers, employees and affiliates, including successors, assigns, contractors and lenders (the "Holdings Indemnified Parties") harmless against and in respect of any Damages incurred or sustained by the Holdings Indemnified Parties as a result of any liability or obligation relating to the operations or business of Evenflo, whether arising prior to or after the closing of the Restructuring, except for Recall Liabilities which Holdings shall indemnify Evenflo against pursuant to clause (a) above.

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                  (d) The parties agree that any liabilities or obligations that relate to the general corporate operations in Tampa, Florida and/or are not attributable to either the Evenflo or Non-Evenflo operations or businesses shall be allocated equally between Evenflo and Holdings.

                  2. Procedures. Promptly after receipt by an indemnified party under this Agreement of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party unless the indemnifying party is materially prejudiced in its ability to defend such action. If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled at its expense to participate therein, and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso to the following sentence or if such settlement or compromise does not include an unconditional release of the indemnified party for any liability arising out of such claim or action, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the opinion of counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel due to actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, that in no event shall the indemnifying party be responsible for the fees of more than one counsel. The parties shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding. Each party agrees to promptly pay any amounts required to be paid to an indemnified party hereunder, upon the receipt of notice of such claim pursuant to the provisions of this Agreement.

                  3. Miscellaneous. (a) The indemnities provided in this Agreement shall survive indefinitely. The indemnity provided in this Agreement shall be the sole and exclusive contractual remedy of the indemnified party against the indemnifying party at law or equity for any matter covered by Paragraphs 1(a) and (c), except for matters relating to fraud.

                  (b) Each party and their affiliates shall be obligated in connection with any claim for indemnification under this Agreement to use all commercially reasonable efforts to obtain any insurance proceeds available to such indemnitee with regard to the applicable claims. The amount which the indemnifying party is or may be required to pay to any indemnified party pursuant to this Agreement shall be reduced (retroactively, if necessary) by

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any insurance proceeds or other amounts actually recovered by or on behalf of such indemnified party in reduction of the related Damage. If an indemnified party shall have received the payment required by this Agreement from an indemnifying party in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such indemnified party shall promptly repay to the indemnifying party a sum equal to the amount of such insurance proceeds or other amounts actually received.

                  (c) Each indemnified party shall be obligated in connection with any claim for indemnification under this Agreement to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

                  (d) All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) or overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) if to Evenflo, to:

                           Evenflo Company, Inc.
                           Northwoods Business Center II
                           707 Crossroads Court
                           Vandalia, Ohio  45377
                           Attn:  Richard Frank

                                 with a copy to:

                           Kohlberg Kravis Roberts & Co.
                           9 West 57th Street, Suite 4200
                           New York, New York  10019
                           Telephone: (212) 750-8300
                           Facsimile: (212) 750-0003
                           Attn: Michael Tokarz

                                 with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Telephone: (212) 455-2500
                           Facsimile: (212) 455-2502
                           Attn: Alan G. Schwartz, Esq.

and

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                  (ii) if to Holdings, to:

                           c/o Spalding & Evenflo Companies, Inc.
                           425 Meadow Street
                           Chicopee, Massachusetts 01021-0901




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                           Attention:  General Counsel

                                 with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Telephone: (212) 455-2500
                           Facsimile: (212) 455-2502
                           Attn: Charles I. Cogut, Esq.

                  (e) This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that either party may assign its rights but not its obligations to any affiliate or in connection with any sale or transfer of the assets or equity securities of such party or its affiliates or any recapitalization, reorganization or business combination transaction involving a party hereto.

                  (f) This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

                  (g) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

                  (h) Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of The United States District Court for the Southern District of New York or New York Supreme Court for New York County. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. THE PARTIES HERETO, HAVING CAREFULLY CONSIDERED THE ISSUE, AND HAVING SOUGHT AND OBTAINED THE ADVICE OF COUNSEL, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED

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TO OR ARISING OUT OF THIS AGREEMENT AND ANY OTHER AGREEMENT
DELIVERED IN CONNECTION HEREWITH.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of August 20, 1998.



                                                EVENFLO AND SPALDING HOLDINGS
                                                CORPORATION


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                                EVENFLO COMPANY, INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

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